UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2014

DTS8 COFFEE COMPANY, LTD
(Exact name of registrant as specified in its charter)

Nevada	000-54493	80-0385523
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Building B, #439, Jinyuan Ba Lu
Jiangpiao Town, Jiading District

Shanghai, 201812, China
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  011-86-18101819011

DTS8 COFFEE COMPANY, LTD
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 – Other Event

Item 8.01 Other Events

On October 28, 2014, DTS8 Coffee Company, Ltd. (“DTS8”) announced in a press release that pursuant to a Trademark License Agreement with the Federación Nacional de Cafeteros del Colombia/ Colombian Coffee Growers Federation (FNC), DTS8 has been granted a license to use the triangular logo representing Juan Valdez® and his mule 'Conchita' to identify Don Manuel brand as “100% Colombian coffee” in China. Accordingly, DTS8, as roaster of the premium gourmet coffee, is committed to high quality standards, importance of origin and respect for the Colombian coffee farmers.

The summary of the Trademark License Agreement with the Federación Nacional de Cafeteros del Colombia/ Colombian Coffee Growers Federation entered into as set forth in this report on Form 8-K is qualified in its entirety by reference to the letter dated October 2, 2014, which is attached as an exhibit to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1

Press release dated October 28, 2014

                        FNC letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2014

DTS8 Coffee Company, Ltd.

(Registrant)

/s/ Sean Tan

Sean Tan

President & Chief Executive Officer